UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 06, 2026

LESLIE’S, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39667	20-8397425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2005 East Indian School Road
Phoenix, Arizona		85016
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (602) 366-3999

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	LESL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 6, 2026, the Board of Directors (the “Board”) of Leslie’s, Inc. (the “Company”) increased the size of the Board from eight to nine members and appointed John Hartmann to the Board, effective January 7, 2026. Mr. Hartmann was designated as a Class III director and will stand for election at the Company’s 2026 Annual Meeting of Shareholders. Mr. Hartmann has not been named to any committee of the Board at this time.

Mr. Hartmann will receive compensation for service as a non-employee director of the Company consistent with the compensation generally provided to other non-employee directors, as determined by the Board from time to time. Compensation for the Company’s non-employee directors is described in the Company’s Definitive Proxy Statement for its 2025 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on January 23, 2025. There are no arrangements or understandings between Mr. Hartmann and any other persons pursuant to which Mr. Hartmann was selected as a director. Mr. Hartmann has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Hartmann brings nearly 25 years of retail leadership experience where he has executed successful turnaround as a C-suite executive of both public and private companies across diverse industries, including home improvement and home furnishings. Mr. Hartmann currently serves on the board of Boyd Group Services (NYSE: BGSI / TSX: BYD), including serving on the Audit and People Culture & Compensation Committees. Mr. Hartmann has previously served on the boards of Franchise Resource Group, which owned The Vitamin Shoppe, Pet Supplies Plus and Buddy’s Home Furnishings, HD Supply (Nasdaq: HDS), and AmeriGas (NYSE: APU) prior to its acquisition by UGI, as well as Ascend Wellness Holdings (OTC: AAWH), where he also previously served as Chief Executive Officer from 2023 to 2024. Prior to that, from 2020 to 2022, Mr. Hartmann served as the Chief Operating Officer of Bed Bath & Beyond (NYSE: BBBY) and President of the $1.2 billion standalone buybuy Baby division. Prior to that, Mr. Hartmann spent seven years, from 2013 to 2020, as the President & Chief Executive Officer at True Value Company. Mr. Hartmann earned his juris doctorate degree from Syracuse University School of Law and his BS degree from Rochester Institute of Technology. Mr. Hartmann was selected to serve as a director due to his proven record of transformative leadership and his extensive turnaround experience.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of Leslie's Inc., dated January 8, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Leslie's, Inc.

Date:	January 8, 2026	By:	/s/ Benjamin Lindquist
Benjamin Lindquist Senior Vice President, General Counsel & Corporate Secretary